UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 15, 2010

WASHINGTON TRUST BANCORP, INC.
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(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
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(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

23 Broad Street, Westerly, Rhode Island 02891
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(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 348-1200

Former name or address, if changed from last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) and (c):  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on April 30, 2010, John C. Warren will retire as Chairman and Chief Executive Officer of Washington Trust Bancorp, Inc. (the “Corporation”) and The Washington Trust Company (the “Bank”).  Mr. Warren will continue to serve as a Director of the Corporation and the Bank.

On April 15, 2010, the respective Boards of Directors of the Corporation and the Bank appointed Joseph J. MarcAurele as the Chairman, President and Chief Executive Officer of the Corporation and the Bank, effective upon Mr. Warren’s retirement.  Mr. MarcAurele currently serves as President and Chief Operating Officer of the Corporation and the Bank.

On April 19, 2010, the Corporation issued a press release announcing the promotion of Mr. MarcAurele.  The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.  Information about Mr. MarcAurele’s business experience and compensation, including his compensation upon assuming the role of Chief Executive Officer, was previously disclosed in the Form 8-K filed by the Corporation on July 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date: April 19, 2010	By:	/s/ David V. Devault
David V. Devault
Executive Vice President, Chief Financial Officer and Secretary